Exhibit 99.1
COVANTA HOLDING CORPORATION REPORTS
2007 FIRST QUARTER RESULTS
REAFFIRMS 2007 GUIDANCE
FAIRFIELD, NJ, April 30, 2007 — Covanta Holding Corporation (NYSE:CVA) (“Covanta” or the “Company”) reported financial results today for the three months ended March 31, 2007. Diluted loss per share was $0.12 in the first quarter, which included approximately $32 million of pre-tax expenses associated with the Company’s previously-announced recapitalization and a pre-tax write-down of assets of approximately $18 million relating to an insured loss caused by a fire at the Company’s SEMASS facility. Excluding these costs diluted earnings per share would have been $0.08 in the first quarter of 2007 which is comparable to $0.08 in the prior year comparative period.
First Quarter Results
For the three months ended March 31, 2007 total Company operating revenues grew 8 percent to $330 million, up from $305 million in the prior year comparative period.
The Company’s domestic waste and energy operating revenues grew 10 percent to $288 million, driven primarily by construction revenues at the Hillsborough County facility, the inclusion of the Harrisburg facility in results of operations, and contractual service fee escalations. International revenues of $40 million grew by 3 percent primarily due to higher electricity sales at both Indian facilities offset by decreased revenues resulting from the sale of a small facility in China during the second quarter of 2006.
Adjusted EBITDA at the Company’s principal subsidiary Covanta Energy Corporation (“Covanta Energy”) was $103 million in the first quarter. Covanta Energy’s Free Cash Flow increased by $12 million to $34 million for the three months ended March 31, 2007 compared to the comparable period of 2006.
“Our successful recapitalization and joint venture investment in China positions us to take advantage of promising growth opportunities around the world,” said Anthony Orlando, President and Chief Executive Officer of Covanta. “We are also pleased that our SEMASS facility has quickly resumed operation after a fire on March 31. The character and quality of our employees is never more evident than in a situation such as this. Their preparation, commitment to safety and dedication to provide uninterrupted service for our clients is exemplary of the core values that will drive our future growth.”
2007 Guidance Reaffirmed
The Company is reaffirming its full year 2007 guidance for the following key metrics:
•	Covanta Energy Adjusted EBITDA in the range of $545 million to $565 million;

•	Covanta Energy Free Cash Flow in the range of $290 million to $320 million; and

•	Covanta diluted earnings per share in the range of $0.65 to $0.75.

2

Conference Call Information
Covanta will host a conference call at 8:30 am (Eastern) on Tuesday, May 1, 2007 to discuss its results for the three months ended March 31, 2007. Prepared remarks will be followed by a question-and-answer session. To participate, please dial 800-289-0438 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States, please dial 913-981-5527. The conference call will also be web cast live on the Investor Relations section of the Covanta website at www.covantaholding.com.
A replay of the conference call will be available from 11:00 am (Eastern) on Tuesday, May 1, 2007 through midnight (Eastern) Tuesday, May 8, 2007. To access the replay, please dial 888-203-1112 or 719-457-0820 and use the replay pass code: 9963240. The web cast will also be archived on www.covantaholding.com.
About Covanta
Covanta is a New York Stock Exchange listed company engaging in waste disposal, energy services and specialty insurance through its subsidiaries. Covanta’s subsidiary, Covanta Energy, is an internationally recognized owner and operator of energy-from-waste and power generation projects. Covanta Energy’s energy-from-waste facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of its Annual

3

Report on Form 10-K for the year ended December 31, 2006, and in other securities filings by Covanta.
Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contact:
Gavin Bell
Vice President, Investor Relations
Covanta Holding Corporation
973.882.7107
Attachments

Covanta Holding Corporation	Exhibit 1
Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
	2007	2006 (A)
	(Unaudited)
	(In thousands, except per share amounts)
Operating revenues
Waste and service revenues	$198,911	$191,369
Electricity and steam sales	113,666	109,178
Other operating revenues	17,632	4,809

Total operating revenues	330,209	305,356

Operating expenses
Plant operating expenses	202,007	186,549
Depreciation and amortization expense	48,043	46,397
Net interest expense on project debt	14,605	15,998
Write-down of assets (B)	18,266	—
Other operating expenses	16,816	2,690
General and administrative expenses	22,192	18,204

Total operating expenses	321,929	269,838

Operating income	8,280	35,518

Other income (expense)
Investment income	5,184	2,403
Interest expense	(21,260)	(28,483)
Loss on extinguishment of debt (C)	(32,006)	—

Total other expenses	(48,082)	(26,080)

(Loss) income before income tax benefit (expense), minority interests and equity in net income from unconsolidated investments	(39,802)	9,438
Income tax benefit (expense)	18,176	(4,263)
Minority interests	(1,398)	(600)
Equity in net income from unconsolidated investments	5,106	6,843

Net (Loss) Income	$(17,918)	$11,418

(Loss) Earnings Per Share:
Basic	$(0.12)	$0.08

Weighted Average Shares	151,476	143,384

Diluted	$(0.12)	$0.08

Weighted Average Shares	151,476	145,743

(A)	Certain prior period amounts have been reclassified to conform to current period presentation.

(B)	On March 31, 2007, the SEMASS energy-from-waste facility located in Rochester, Massachusetts experienced a fire in the front-end receiving portion of the facility. Damage was extensive to this portion of the facility and operations at the facility were suspended completely for approximately 20 days. Partial operations have resumed, and full-scale operations are expected to resume during May 2007. As a result of this loss, Covanta Holding Corporation (“Covanta”) recorded an asset impairment of $18.3 million, pre-tax, in the first quarter of 2007, which represents a preliminary estimate of the net book value of the assets destroyed. Based upon additional investigation and analysis to be conducted, Covanta may increase the impairment recorded.

The cost of repair or replacement, and business interruption losses, are insured under the terms of applicable insurance policies, subject to deductibles. Covanta cannot predict the timing of when proceeds under such policies will be received. As insurance proceeds are received, they will be recorded as a reduction to the loss related to the write-down of assets or a reduction to operating expenses. Covanta expects the cost of repair or replacement and business interruption losses not recovered, representing deductibles under such policies, will not be material.

(C)	During January and February 2007, Covanta completed public offerings of common stock and 1.00% Senior Convertible Debentures, and Covanta Energy Corporation (“Covanta Energy”) closed on new credit facilities. In addition, in February 2007, Covanta Energy completed tender offers for outstanding notes previously issued by its intermediate subsidiaries. As a result of the recapitalization plan in the first quarter of 2007, Covanta recognized a loss on extinguishment of debt charge of approximately $32.0 million, pre-tax, which is comprised of the write-down of deferred financing costs, tender premiums paid for the intermediate subsidiary debt, and a call premium paid for a credit facility refinanced, which was in effect prior to Covanta Energy’s new credit facilities. These amounts were partially offset by the write-down of unamortized premiums relating to the intermediate subsidiary debt and a gain associated with the settlement of interest rate swap agreements.

Covanta Holding Corporation	Exhibit 2
Reconciliation of Net (Loss) Income to Adjusted EBITDA

	Three Months Ended
	March 31,		Full Year
	2007	2006	Estimated 2007
	(Unaudited, in thousands)

Net (Loss) Income — Covanta Holding Corporation	$(17,918)	$11,418

Less: Net Income — All Other	2,698	575

Net (Loss) Income — Covanta Energy Corporation	(20,616)	10,843	$99,000 - $114,000

Depreciation and amortization expense	48,032	46,380	193,000

Debt service:
Net interest expense on project debt	14,605	15,998
Interest expense	20,288	28,483
Investment income	(2,725)	(1,918)

Subtotal debt service	32,168	42,563	114,000

Income tax expense	(16,825)	3,922	61,000 - 69,000

Other Adjustments:(A)
Change in unbilled service receivables	5,046	4,070
Non-cash compensation	1,771	831
Other non-cash operating expenses	1,832	1,868

Subtotal other adjustments	8,649	6,769	38,000 - 35,000

Write-down of assets (B)	18,266	—

Loss on extinguishment of debt (C)	32,006	—	32,000

Minority interests	1,716	830	8,000

Total adjustments	124,012	100,464

Adjusted EBITDA — Covanta Energy Corporation	$103,396	$111,307	$545,000 - $565,000

(A)	These items represent amounts that are non-cash in nature.

(B)	On March 31, 2007, the SEMASS energy-from-waste facility located in Rochester, Massachusetts experienced a fire in the front-end receiving portion of the facility. Damage was extensive to this portion of the facility and operations at the facility were suspended completely for approximately 20 days. Partial operations have resumed, and full-scale operations are expected to resume during May 2007. As a result of this loss, Covanta recorded an asset imparment of $18.3 million, pre-tax, in the first quarter of 2007, which represents a preliminary estimate of the net book value of the assets destroyed. Based upon additional investigation and analysis to be conducted, Covanta may increase the impairment recorded.

The cost of repair or replacement, and business interruption losses, are insured under the terms of applicable insurance policies, subject to deductibles. Covanta cannot predict the timing of when proceeds under such policies will be received. As insurance proceeds are received, they will be recorded as a reduction to the loss related to the write-down of assets or a reduction to operating expenses. Covanta expects the cost of repair or replacement and business interruption losses not recovered, representing deductibles under such policies, will not be material.

(C)	During January and February 2007, Covanta completed public offerings of common stock and 1.00% Senior Convertible Debentures, and Covanta Energy closed on new credit facilities. In addition, in February 2007, Covanta Energy completed tender offers for outstanding notes previously issued by its intermediate subsidiaries. As a result of the recapitalization plan in the first quarter of 2007, Covanta recognized a loss on extinguishment of debt charge of approximately $32.0 million, pre-tax, which is comprised of the write-down of deferred financing costs, tender premiums paid for the intermediate subsidiary debt, and a call premium paid for a credit facility refinanced, which was in effect prior to Covanta Energy’s new credit facilities. These amounts were partially offset by the write-down of unamortized premiums relating to the intermediate subsidiary debt and a gain associated with the settlement of interest rate swap agreements.

Covanta Holding Corporation	Exhibit 3
Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended
	March 31,		Full Year
	2007	2006	Estimated 2007
	(Unaudited, in thousands)

Cash flow provided by operating activities — Covanta Energy Corporation	$53,212	$40,444	$345,000 - $375,000

Debt Service	32,168	42,563	114,000

Amortization of debt premium and deferred financing costs	3,253	5,258	14,000

Other	14,763	23,042	72,000 - 62,000

Adjusted EBITDA — Covanta Energy Corporation	$103,396	$111,307	$545,000 - $565,000

Covanta Energy Corporation	Exhibit 4
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	March 31,		Full Year
	2007	2006	Estimated 2007
	(Unaudited, in thousands)

Cash Flow Provided by Operating Activities	$53,212	$40,444	$345,000 - $375,000

Less: Purchase of Property, Plant and Equipment (A)	(18,871)	(18,021)	(55,000)

Free Cash Flow (B)	$34,341	$22,423	$290,000 - $320,000

(A)	Purchase of Property, Plant and Equipment is also referred to as capital expenditures.

(B)	Free Cash Flow is provided for Covanta Energy. The corporate debt resides at Covanta Energy and, therefore, Covanta provides Free Cash Flow at that level and not at the Covanta level which includes the insurance business and the holding company.

Covanta Holding Corporation	Exhibit 5
Components of Diluted (Loss) Earnings Per Share

	Three Months Ended March 31,
	2007	2006
	(Unaudited)

Write-down of assets, net of tax (A)	$(0.07)	$—

Loss on exstinguishment of debt, net of tax (B)	(0.13)	—

All other	0.08	0.08

Diluted (Loss) Earnings Per Share	$(0.12)	$0.08

(A)	On March 31, 2007, the SEMASS energy-from-waste facility located in Rochester, Massachusetts experienced a fire in the front-end receiving portion of the facility. Damage was extensive to this portion of the facility and operations at the facility were suspended completely for approximately 20 days. Partial operations have resumed, and full-scale operations are expected to resume during May 2007. As a result of this loss, Covanta recorded an asset imparment of $18.3 million, pre-tax, in the first quarter of 2007, which represents a preliminary estimate of the net book value of the assets destroyed. Based upon additional investigation and analysis to be conducted, Covanta may increase the impairment recorded.

The cost of repair or replacement, and business interruption losses, are insured under the terms of applicable insurance policies, subject to deductibles. Covanta cannot predict the timing of when proceeds under such policies will be received. As insurance proceeds are received, they will be recorded as a reduction to the loss related to the write-down of assets or a reduction to operating expenses. Covanta expects the cost of repair or replacement and business interruption losses not recovered, representing deductibles under such policies, will not be material.

(B)	During January and February 2007, Covanta completed public offerings of common stock and 1.00% Senior Convertible Debentures, and Covanta Energy closed on new credit facilities. In addition, in February 2007, Covanta Energy completed tender offers for outstanding notes previously issued by its intermediate subsidiaries. As a result of the recapitalization plan in the first quarter of 2007, Covanta recognized a loss on extinguishment of debt charge of approximately $32.0 million, pre-tax, which is comprised of the write-down of deferred financing costs, tender premiums paid for the intermediate subsidiary debt, and a call premium paid for a credit facility refinanced, which was in effect prior to Covanta Energy’s new credit facilities. These amounts were partially offset by the write-down of unamortized premiums relating to the intermediate subsidiary debt and a gain associated with the settlement of interest rate swap agreements.

Discussion of Non-GAAP Financial Measures
To supplement Covanta’s results prepared in accordance with United States generally accepted accounting principles (“GAAP”), Covanta uses the measures of Adjusted EBITDA and Free Cash Flow, which are non-GAAP measures as defined by the Securities and Exchange Commission. The presentation of such non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures described below, and used in the tables above, should not be considered in isolation from measures of financial performance or liquidity prepared in accordance with GAAP.
Covanta uses a number of different financial measures, both GAAP and non-GAAP, in assessing the overall performance of its business. Covanta uses the measures of Adjusted EBITDA and Free Cash Flow to provide further information that is useful to an understanding of Covanta Energy’s financial covenants contained in credit facilities, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Covanta’s business. The presentation of Adjusted EBITDA and Free Cash Flow is intended to enhance the usefulness of Covanta’s financial information by providing a measure which management internally uses to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business. Covanta also uses each of these non-GAAP financial measures as a significant criterion of performance-based components of employee compensation. In addition, Covanta has historically reported these non-GAAP financial measures to the investment community and believes that continuing to provide these non-GAAP measures provides investors with a tool for comparing results over time.
Neither Adjusted EBITDA nor Free Cash Flow should be considered as an alternative to cash flow provided by operating activities or an alternative to net income as indicators of Covanta’s performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP.
Adjusted EBITDA
The calculation of Adjusted EBITDA is based on the definitions in Covanta Energy’s credit facilities. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income.
Under its credit facilities, Covanta Energy will be required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component, commencing with the quarter ending June 30, 2007. Compliance with such financial covenants is expected to be the principal limiting factor which will affect Covanta Energy’s ability to engage in a broad range of activities in furtherance of its business, including making certain investments, acquiring businesses and incurring additional debt. Failure to comply with such financial covenants could result in a default under Covanta Energy’s credit facilities, which default would have a material adverse affect on Covanta’s financial condition and liquidity. These financial covenants are measured on a trailing four quarter period basis and are as follows:
•	maximum Covanta Energy leverage ratio of 4.50 to 1.00 (which declines in future periods), which measures Covanta Energy’s principal amount of consolidated debt less certain restricted

2

funds dedicated to repayment of project debt principal and construction costs (“Consolidated Adjusted Debt”) to its Adjusted EBITDA;

•	maximum Covanta Energy capital expenditures of $100 million; and

•	minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.
In order to provide a meaningful basis for comparison, Covanta is providing information with respect to Covanta Energy’s Adjusted EBITDA for the three months ended March 31, 2007 and 2006, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP. Covanta is providing similar reconciliations with respect to its guidance for full year 2007 Adjusted EBITDA.
Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities, less purchases of property, plant and equipment.
Free Cash Flow is used by management as an alternative measure of cash flow available for the repayment of debt and for investments and strategic opportunities. Free Cash Flow is reconciled to cash provided by operating activities, the most directly comparable measure under GAAP. Covanta is providing similar reconciliations with respect to its guidance for full year 2007 Free Cash Flow.